Exhibit 99.1

Ciena Reports Unaudited Fiscal First Quarter 2010 Results

Nortel MEN Transaction Expected to Close by End of March

LINTHICUM, Md.--(BUSINESS WIRE)--March 4, 2010--Ciena® Corporation (NASDAQ:CIEN), the network specialist, today announced unaudited results for its fiscal first quarter ended January 31, 2010. Revenue for the fiscal first quarter 2010 totaled $175.9 million, which compares to $167.4 million for the fiscal first quarter 2009.

On the basis of generally accepted accounting principles (GAAP), Ciena’s net loss for the fiscal first quarter 2010 was $(53.3) million, or $(0.58) per common share, which compares to a GAAP net loss of $(24.8) million, or $(0.27) per diluted common share for the fiscal first quarter of 2009. The fiscal first quarter 2010 included $27.0 million in acquisition and integration-related expenses associated with the pending acquisition of the optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business. Ciena’s adjusted (non-GAAP) net loss for the fiscal first quarter 2010 was $(11.4) million, or $(0.12) per common share, which compares to an adjusted (non-GAAP) net loss of $(8.3) million, or $(0.09) per diluted common share for the fiscal first quarter 2009. A reconciliation between the GAAP and adjusted (non-GAAP) measures contained in this release is provided in the table in Appendix A.

“Revenue recognition delays associated with initial deployments of new platforms with certain customers adversely impacted fiscal first quarter revenue,” said Gary Smith, Ciena’s CEO and president. “However, with strong order flow in the quarter we remain encouraged by continued signs of an improving market environment.”

First Quarter 2010 Performance Summary

  $175.9 million in fiscal first quarter revenue.
  Non-U.S. customers contributed 29.6% of total quarterly revenue.
  At 24% of total revenue, one customer accounted for greater than 10% of revenue.
  GAAP gross margin of 45.6%.
  Adjusted (non-GAAP) gross margin of 46.4%, excluding share-based compensation costs and amortization of intangible assets.
  GAAP net loss of $(53.3) million, or $(0.58) per common share.
  Adjusted (non-GAAP) net loss of $(11.4) million or $(0.12) per common share.
  Generated $4.5 million in cash from operations during the quarter, which includes the effect of $11.4 million of cash spent on acquisition and integration-related costs.
  Incurred $27.0 million in acquisition and integration related expenses.

Business Outlook

Until the Nortel transaction has closed, any guidance provided by Ciena will be limited to Ciena as a standalone entity and will not include pro-forma estimates for combined company expectations.

“Based on our current view of the business, we anticipate that our fiscal second quarter revenue will be in the range of $185 million to $195 million,” stated Smith. “We also expect that as-adjusted gross margin will be within our target range of mid to high 40s, and as-adjusted operating expense exclusive of integration costs will be roughly flat with that of our first fiscal quarter.”

Nortel MEN Acquisition

“With respect to our pending acquisition of Nortel’s MEN business, our ongoing customer interactions indicate strong validation of the value of the combined company, and the integration planning activities are proceeding well and on schedule,” said Smith. “We continue to expect the transaction to close later this month, and will soon be providing updates on several important milestones related to the integration timeline, including the organizational structure of the new company and its leadership team as well as detail on our combined product portfolio.”

The assets to be acquired generated revenue of approximately US $798 million in the first nine months of Nortel’s fiscal 2009. As previously disclosed, prior to the closing of the Nortel transaction, Ciena may elect to replace some or all of the US $239 million in convertible notes that are to be issued as part of the total purchase price with cash equal to 102% of the face amount of such notes replaced. Ciena regularly assesses the conditions in the capital markets and will consider opportunities to make this election, which could include accessing the capital markets through an equity-linked issuance.

Live Web Broadcast of Unaudited Fiscal First Quarter Results

Ciena will host a discussion of its unaudited fiscal first quarter 2010 results with investors and financial analysts today, Thursday, March 4, 2010 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena’s homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena’s website at: http://www.ciena.com/investors.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended January 31,
	2009	2010
Revenue:
Products	$139,717	$149,054
Services	27,683	26,822
Total revenue	167,400	175,876

Cost of goods sold:
Products	76,367	76,669
Services	19,190	19,047
Total cost of goods sold	95,557	95,716
Gross profit	71,843	80,160
Operating expenses:
Research and development	46,700	50,033
Selling and marketing	33,819	34,237
General and administrative	11,585	12,763
Acquisition and integration costs	-	27,031
Amortization of intangible assets	6,404	5,981
Restructuring costs	76	(21)
Total operating expenses	98,584	130,024
Loss from operations	(26,741)	(49,864)
Interest and other income (loss), net	4,660	(773)
Interest expense	(1,844)	(1,828)
Loss on cost method investments	(565)	-
Loss before income taxes	(24,490)	(52,465)
Provision for income taxes	341	868
Net loss	$(24,831)	$(53,333)
Basic net loss per common share	$(0.27)	$(0.58)
Diluted net loss per potential common share	$(0.27)	$(0.58)
Weighted average basic common shares outstanding	90,620	92,321
Weighted average dilutive potential common shares outstanding	90,620	92,321

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

ASSETS
	October 31,	January 31,
Current assets:	2009	2010
Cash and cash equivalents	$485,705	$573,180
Short-term investments	563,183	428,409
Accounts receivable, net	118,251	105,624
Inventories	88,086	95,431
Prepaid expenses and other	50,537	75,423
Total current assets	1,305,762	1,278,067
Long-term investments	8,031	8,048
Equipment, furniture and fixtures, net	61,868	64,351
Other intangible assets, net	60,820	53,433
Other long-term assets	67,902	77,208
Total assets	$1,504,383	$1,481,107

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$53,104	$76,211
Accrued liabilities	103,349	97,560
Restructuring liabilities	1,811	1,566
Income tax payable	-	1,306
Deferred revenue	40,565	43,722
Total current liabilities	198,829	220,365
Long-term deferred revenue	35,368	37,177
Long-term restructuring liabilities	7,794	7,184
Other long-term obligations	8,554	8,330
Convertible notes payable	798,000	798,000
Total liabilities	1,048,545	1,071,056
Commitments and contingencies
Stockholders' equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	-	-
Common stock – par value $0.01; 290,000,000 shares authorized; 92,038,360 and 92,566,178 shares issued and outstanding	920	926
Additional paid-in capital	5,665,028	5,673,387
Accumulated other comprehensive income	1,223	404
Accumulated deficit	(5,211,333)	(5,264,666)
Total stockholders' equity	455,838	410,051
Total liabilities and stockholders' equity	$1,504,383	$1,481,107

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended January 31,
	2009	2010
Cash flows from operating activities:
Net loss	$(24,831)	$(53,333)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of (discount) premium on marketable securities	(863)	365
Loss on cost method investments	565	-
Depreciation of equipment, furniture and fixtures, and amortization of leasehold improvements	5,097	5,871
Share-based compensation costs	8,494	8,282
Amortization of intangible assets	8,055	7,631
Provision for inventory excess and obsolescence	6,548	950
Provision for warranty	2,541	3,060
Other	271	471
Changes in assets and liabilities:
Accounts receivable	7,922	12,627
Inventories	(4,379)	(8,295)
Prepaid expenses and other	(147)	9,204
Accounts payable, accruals and other obligations	(8,781)	11,366
Income taxes payable	1,162	1,306
Deferred revenue	(2,533)	4,966
Net cash provided by (used in) operating activities	(879)	4,471
Cash flows from investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(6,140)	(7,009)
Restricted cash	(84)	(5,520)
Purchase of available for sale securities	(195,538)	(63,591)
Proceeds from maturities of available for sale securities	186,853	179,739
Proceeds from sales of available for sale securities	-	18,000
Deposit on pending business acquisition	-	(38,450)
Net cash provided by (used in) investing activities	(14,909)	83,169
Cash flows from financing activities:
Proceeds from issuance of common stock and warrants	58	83
Net cash provided by financing activities	58	83
Effect of exchange rate changes on cash and cash equivalents	46	(248)
Net increase (decrease) in cash and cash equivalents	(15,730)	87,723
Cash and cash equivalents at beginning of period	550,669	485,705
Cash and cash equivalents at end of period	$534,985	$573,180

Supplemental disclosure of cash flow information
Cash paid (refunded) during the period for:
Interest	$2,188	$2,560
Income taxes, net	$(695)	$737
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$641	$3,294

APPENDIX A – Reconciliation of Adjusted (Non-GAAP) Quarterly Measurements

	Quarter Ended January 31,
	2009	2010

Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$71,843	$80,160
Share-based compensation-product	713	379
Share-based compensation-services	397	430
Amortization of intangible assets	683	683
Total adjustments related to gross profit	1,793	1,492
Adjusted (non-GAAP) gross profit	$73,636	$81,652
Adjusted (non-GAAP) gross profit percentage	44%	46%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$98,584	$130,024
Stock compensation research and development	2,566	2,387
Stock compensation sales and marketing	2,703	2,458
Stock compensation general and administrative	2,419	2,576
Amortization of intangible assets	6,404	5,981
Acquisition and integration costs	-	27,031
Restructuring costs (recoveries)	76	(21)
Total adjustments related to operating expense	14,168	40,412
Adjusted (non-GAAP) operating expense	$84,416	$89,612

Loss from Operations Reconciliation (GAAP/non-GAAP)
GAAP loss from operations	$(26,741)	$(49,864)
Total adjustments related to gross profit	1,793	1,492
Total adjustments related to operating expense	14,168	40,412
Adjusted (non-GAAP) loss from operations	$(10,780)	$(7,960)
Adjusted (non-GAAP) operating margin percentage	-6%	-5%

Net Loss Reconciliation (GAAP/non-GAAP)
GAAP net loss	$(24,831)	$(53,333)
Total adjustments related to gross profit	1,793	1,492
Total adjustments related to operating expense	14,168	40,412
Loss on cost method investments	565	-
Adjusted (non-GAAP) net loss	$(8,305)	$(11,429)

Weighted average basic common shares outstanding	90,620	92,321
Weighted average basic common and dilutive and potential common shares outstanding	90,620	92,321

Net Loss per Common Share
GAAP diluted net loss per common share	$(0.27)	$(0.58)
Adjusted (non-GAAP) diluted net loss per common share	$(0.09)	$(0.12)

The adjusted (non-GAAP) measures above and their reconciliation to Ciena’s GAAP results for the periods presented reflect adjustments relating to the following items:

  Share-based compensation cost – a non-cash expense incurred in accordance with share-based compensation accounting guidance.
  Amortization of intangible assets – a non-cash expense arising from acquisition of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life.
  Restructuring costs – infrequent costs incurred as the result of restructuring activities (or in the case of recoveries, previous restructuring activities) taken to align resources with perceived market opportunities that Ciena believes are not reflective of its ongoing operating costs.
  Acquisition and integration costs – reflects transaction expense, and consulting and third party service fees associated with the completion of our pending acquisition of the optical networking and carrier Ethernet assets of Nortel’s MEN business and the integration of this business into Ciena’s operations. Ciena expects to incur acquisition and integration costs of approximately $180 million, with the majority of these costs to be incurred in the first 12 months following the completion of the transaction. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.
  Loss on cost method investment – a non-cash loss related to changes in the value of equity investments in technology companies which Ciena believes is not reflective of its ongoing operating costs.

Note to Investors

Forward-looking statements. This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: “we remain encouraged by early signs of an improving market environment”; “based on our current view of the business, we anticipate that our fiscal second quarter revenue will be in the range of $185 million to $195 million”; “we also expect that as-adjusted gross margin will be within our target range of mid to high 40s, and as-adjusted operating expense exclusive of integration costs will be roughly flat with that of our first fiscal quarter”; “with respect to our pending acquisition Nortel’s MEN business, our ongoing customer interactions indicate strong validation of the value of the combined company, and the integration planning activities are proceeding well and on schedule”; “we continue to expect the transaction to close later this month, and will be soon providing updates on several important milestones related to the integration timeline, including the organizational structure of the new company and its leadership team as well as detail on our combined product portfolio.” Moreover, this release includes forward-looking statements and other information relating to our pending transaction with Nortel. Risks relating to this transaction include, but are not limited to: regulatory approvals may not be obtained or maintained; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration could be materially delayed or may be more costly or difficult than expected; and the proposed transaction may not be consummated. The forward-looking statements in this press release are based on information available to Ciena as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Annual Report on Form 10-K filed by Ciena with the Securities and Exchange Commission on December 22, 2009. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Presentation of Quarterly Results. This release includes non-GAAP measures of Ciena’s gross profit, operating expenses, income from operations, net income and net income per share. In evaluating the operating performance of Ciena’s business, management excludes certain charges and credits that are required by GAAP. These items, share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena’s control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena’s GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena’s non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena’s results of operations in conjunction with our corresponding GAAP results. For a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release, see Appendix A.

About Ciena

Ciena specializes in practical network transition. We offer leading network infrastructure solutions, intelligent software and a comprehensive services practice to help our customers use their networks to fundamentally change the way they compete. With a global presence, Ciena leverages its heritage of practical innovation to deliver maximum performance and economic value in communications networks worldwide. We routinely post recent news, financial results and other important announcements and information about Ciena on our website. For more information, visit www.ciena.com.

CONTACT:
Ciena Corporation
Press Contact:
Nicole Anderson, 410-694–5786
pr@ciena.com
or
Investor Contact:
Lisa Jackson, 888-243-6223
ir@ciena.com